APPLICATION FOR SHARES

To:	Lone Oak Acquisition Corp.	(the “Company”)
Cricket Square Hutchins Drive PO Box 2681
Grand Cayman, KY1-1111 Cayman Islands

Attention:    The Board of Directors

Date:   June 17, 2010

We apply for and request you to allot to us 172,500 shares with a par value of $0.0001 in the capital of the Company, and undertake to pay all calls made upon the said shares as and when required by the directors to do so.

We agree to take the said shares subject to the Memorandum and Articles of Association of the Company and we authorise you to enter the following name and address in the Register of Members of the Company:

Name:	Rampant Dragon, LLC

Address:	1201 Orange Street, Suite 600, One Commerce Center,
Wilmington, DE 19801, United States of America

We designate the following telephone and facsimile numbers and e-mail address for service of notice of all members’ meetings. Notice by telephone or facsimile to either of the said numbers or electronic mail to the stated e-mail address will constitute good and sufficient notice to ourselves and we agree to advise you of any change in these particulars:

Tel:  (212) 249-1827
Fax: (212) 249-1847
E-mail address: wheyn@tritaurian.com

Yours faithfully,

/s/ Rampant Dragon, LLC
For and on behalf of
Rampant Dragon, LLC